Exhibit  23

Consent  of  Independent  Accountants


We consent to the incorporation by reference in the registration statements of Policy Management Systems Corporation (the "Company") on Form S-8 (No. 33-59553, 33-59555. 33-59575, and 33-67555) of our report dated February 9,
1999, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on 10-K.



PricewaterhouseCoopers,  LLP



Atlanta,  Georgia
March  29,  1999